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                      Exhibit 16.1

                      Office of the Chief Accountant
                      Securities and Exchange Commission
                      450 Fifth Street, N.W.
                      Washington, D.C. 20549

                      April 11, 2002

                      Dear Sir/Madam:

                      We have read the second, third and fourth paragraphs of
                      Item 4 included in the Form 8-K dated April 15, 2002 of SBA Communications Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                      Very truly yours,

                      ARTHUR ANDERSEN LLP